                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                             PITT-DES MOINES, INC.
            (Exact name of registrant as specified in its charter)


Commonwealth of Pennsylvania                                      25-0729430
(State or other jurisdiction of                                 (IRS Employer
incorporation or organization)                               Identification No.)


10200 Grogan's Mill Road,  The Woodlands, Texas                      77380
   (Address of Principal Executive Offices)                        (Zip Code)

                             PITT-DES MOINES, INC.
                    LONG TERM INCENTIVE STOCK PLAN OF 1997
                           (Full title of the plan)

               R. A. Byers, Vice President Finance and Treasurer
                             Pitt-Des Moines, Inc.
                      10200 Grogan's Mill Road, Suite 300
                          The Woodlands, Texas  77380
                    (Name and address of agent for service)

                                (281) 774-2200
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                        Proposed                   Proposed
      Title of                    Amount to             maximum                     maximum                   Amount of
   securities to be                   be             offering price                aggregate                 registration
     registered                   registered           per share                 offering price                  fee
---------------------------     ---------------     ----------------          ---------------------        -----------------
   Common Stock                   706,000             $17.56(1)                 $12,397,360 (1)               $3,446.47
    (no par value)                 shares
   Common Stock                   694,000             $23.25(2)                 $16,135,500 (2)               $4,485.67
    (no par value)                 shares
      TOTALS                    1,400,000                 -                              -                    $7,932.14
                                   shares
============================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). The price is the exercise price of the stock options granted to date.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). The price has been determined in accordance with Rule 457(c) which is the average of the high and low prices of the Common Stock on the American Stock Exchange on December 11, 1998.

PROSPECTUS
----------


                             PITT-DES MOINES, INC.

                    LONG TERM INCENTIVE STOCK PLAN OF 1997

                       1,400,000 SHARES OF COMMON STOCK


     This Prospectus relates to up to 1,400,000 shares of our common stock, no par value (the "Common Stock") which are being offered pursuant to the Pitt-Des Moines, Inc. Long Term Incentive Stock Plan of 1997 (the "Plan") described herein.

     You may receive shares of our Common Stock under the Plan from a restricted stock grant or stock option grant made to you.

     This Prospectus cannot be used to reoffer or resale the Common Stock you may acquire under the Plan.

     Our Common Stock is traded on the American Stock Exchange.

     If you do not already have our latest Annual Report, we will provide it with the Prospectus.

     Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


--------------------------------------------------------------------------------


                             PITT-DES MOINES, INC.

                      10200 GROGAN'S MILL ROAD, SUITE 300
                           THE WOODLANDS, TX  77380
                                 281-774-2200

               THE DATE OF THIS PROSPECTUS IS DECEMBER 11, 1998.

                THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                 COVERING SECURITIES THAT HAVE BEEN REGISTERED
                       UNDER THE SECURITIES ACT OF 1933.

                                   CONTENTS

                                                                       Page
                                                                       ----

Availability of Additional Information About the Company................iii
General Information.....................................................  1
Description of the Plan.................................................  2
     1.  Administration.................................................  2
     2.  Eligibility and Participation..................................  2
     3.  Shares Available for Issuance..................................  3
     4.  Types of Grants................................................  3
     5.  Option Price...................................................  3
     6.  Option Period, Exercise........................................  4
     7.  Restricted Stock...............................................  5
     8.  No Right to Employment.........................................  5
     9.  Tax Withholding................................................  6
    10.  Payment........................................................  6
    11.  Options Not Transferable.......................................  6
    12.  Surrender of Options, Return of Shares.........................  7
    13.  Adjustment in Number, Price of Shares..........................  7
    14.  Amendment, Discontinuance, Term, Assignment....................  8
Certain Federal Income Tax Consequences.................................  8
Restrictions on Reoffers and Resales.................................... 10
Incorporation of Certain Documents by Reference......................... 10
Stockholder Reports and Current Supplements to Prospectus............... 11
Experts................................................................. 12
Legal Matters........................................................... 12

           AVAILABILITY OF ADDITIONAL INFORMATION ABOUT THE COMPANY

     We are subject to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").

     Those documents can be inspected and copied at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the American Stock Exchange.

     We have filed with the Commission a Registration Statement on Form S-8 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for our Common Stock and the Plan. This Prospectus does not contain all of the information in the Registration Statement and its exhibits; certain parts have been omitted in accordance with the Commission's rules and regulations. You may refer to the Registration Statement for further information. The Registration Statement, including exhibits, may be inspected without charge and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission described above. Electronic registration statements made through the Electronic Data Gathering Analysis and Retrieval (EDGAR) system are publicly available through the Commission's web site (http://www.sec.gov).

     We will provide you free, upon request, a copy of any information incorporated by reference in Item 3 of Part II of the Registration Statement. These documents are incorporated herein by reference. Requests for copies and additional information about the Plan and its administrator should be directed to Pitt-Des Moines, Inc., 10200 Grogan's Mill Road, Suite 300, The Woodlands, Texas 77380, Attention: R. A. Byers, Vice President, Finance and Treasurer,
(281) 774-2200. We will also provide you free, upon request, a copy of any documents required to be delivered to you by Rule 428(b) under the Securities Act.


--------------------------------------------------------------------------------

     You should rely only on the information contained in this document or others that we have referred you to. We have not authorized anyone to provide you with information that is different from that contained in this Prospectus. The information contained in this Prospectus is accurate only as of the date of the information contained in this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Common Stock.

                             PITT-DES MOINES, INC.

                    LONG TERM INCENTIVE STOCK PLAN OF 1997

                              GENERAL INFORMATION

     Pitt-Des Moines, Inc. (the "Company"), 10200 Grogan's Mill Road, The Woodlands, Texas 77380, (281-774-2200), is the sponsoring employer and issuer of shares of common stock, no par value (the "Common Stock") that may be granted to or purchased by eligible employees of the Company and its Subsidiaries under the Pitt-Des Moines, Inc. Long Term Incentive Stock Plan of 1997 (the "Plan"). The Plan was adopted by the Board of Directors of the Company on November 6, 1997, subject to approval by the stockholders of the Company which was obtained on May 7, 1998. The number of shares of the Company's Common Stock that may be granted or purchased under the Plan is 1,400,000 shares. All shares or options granted under the Plan must be granted not later than November 1, 2007.

     The purpose of the Plan is to promote the long-term growth and profitability of the Company by providing certain officers and key employees of the Company and its Subsidiaries with incentives to maximize stockholder value, otherwise contribute to the success of the Company and enable the Company to attract, retain and reward the best available persons for positions of substantial responsibility, all as determined by the Committee in its administration of the Plan. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

                            DESCRIPTION OF THE PLAN

     The following description is intended to summarize provisions of the Plan. It is not a complete statement of the Plan or its operation and is qualified in its entirety by reference to the complete text of the Plan. Prospective participants should become familiar with the text of the Plan. A current copy of the Plan is on file with the Secretary of the Company and may be reviewed by participants or prospective participants in the Plan upon request. Unless defined in this Prospectus, each capitalized term used below is defined and has the meaning ascribed to it in the Plan.

1.   ADMINISTRATION

     The Plan will be administered by a committee (the "Committee") consisting of at least three directors of the Company who will be appointed by and serve at the pleasure of the Board of Directors. Subject to the terms of the Plan, the Committee will select from eligible employees those persons to whom options and restricted stock will be granted, the number of shares to be included in each grant or option, the option price and the period during which each option may be exercised and during which each grant and/or option may vest.

2.   ELIGIBILITY

     Options and shares of restricted stock may be granted under the Plan to officers and key employees of the Company and its Subsidiaries (including officers and employees who are directors of the Company) who, in the opinion of the Committee, are mainly responsible for the continued growth, development and future financial success of the business of the Company. As of the date of this Prospectus, there are approximately 9 officers and key employees of the Company and its Subsidiaries who may be eligible generally to participate under the Plan.

3.   SHARES AVAILABLE FOR ISSUANCE

     The total number of shares which may be issued pursuant to the Plan is 1,400,000 shares of the Common Stock of the Company. The shares may be either authorized and unissued shares or shares held in the treasury of the Company. This number of shares is subject to adjustment to prevent dilution or enlargement of rights under the Plan. Shares covered by options or restricted stock granted under the Plan that terminate or expire without being exercised will remain available for the granting of future shares of restricted stock or options under the Plan. All shares of restricted stock or options granted under the Plan must be granted before November 1, 2007.

4.   TYPES OF GRANTS

     The Plan provides for the Committee, in its discretion, to grant only shares of restricted stock or options which are Non-Qualified Stock Options under the Internal Revenue Code. See "Certain Federal Income Tax Consequences" below for a summary of the differing tax consequences for Non-Qualified Stock Options and grants of restricted stock.

5.   OPTION PRICE

     The price at which each share covered by an option granted under the Plan may be purchased will be determined in each case by the Committee but shall not be less than the fair market value of the share at the time the option is granted. Fair market value is defined in the Plan to be the average of the high and low sales prices per share for the Common Stock of the Company as reported on the stock exchange on which the stock is traded on the date immediately preceding the relevant date under the Plan or, if no sales were made on that date, on the closest preceding date on which there were sales reports. On December 11, 1998, such fair market value for the Company's Common Stock was $23.25 per share.

6.   OPTION PERIOD AND EXERCISE OF OPTIONS

     An option may be exercised in whole at any time or in part from time to time within such period as may be determined by the Committee provided that the option period may not exceed ten (10) years from the granting of the option. If the optionee ceases to be employed by the Company or any of its subsidiaries for any reason other than death, disability, Deferred Retirement (retirement past age 65), Normal Retirement (retirement at age 65) or Early Retirement (retirement before age 65), the option may be exercised only within 90 days after termination of optionee's employment (unless termination is for Cause in which case the option expires immediately upon termination). A termination for Cause is when employment is terminated for committing a crime, disloyalty, grossly negligence performance or the like. In the event of optionee's death, disability or Early Retirement, the option may be exercised within 1 year after the date of death, disability or Early Retirement. Should optionee take Deferred Retirement or Normal Retirement, the option may be exercised within 3 years from the date of optionee's Deferred Retirement or Normal Retirement.

7.   RESTRICTED STOCK

     Grants of restricted stock may be made by the Committee from time to time pursuant to the Plan, such grants being subject to such restrictions as the Committee deems appropriate, provided that in no event shall any grants of restricted stock vest more than ten years after the date of grant. Except as otherwise provided by the Committee, from and after the date of grant, during periods of restriction or otherwise, shares granted as restricted stock shall have all of the rights of a holder of Common Stock, including but not limited to the rights to vote and receive dividends.

8.   NO RIGHT TO CONTINUED EMPLOYMENT

     In consideration for each grant of an option or restricted stock, the optionee (or grantee as the case may be) shall agree to remain in the employment of the Company or a Subsidiary for at least one (1) year from the date of the grant. Nothing contained in the Plan nor in any stock option agreement or agreement concerning restricted stock shall confer upon any grantee or optionee any right with respect to the continuance of employment by the Company or any of its Subsidiaries nor interfere in any way with the right of the Company or any Subsidiary to terminate his or her employment or change his or her compensation at any time.

9.   TAX WITHHOLDING

     Prior to the delivery of certificates for shares to be issued under the Plan the Company has the right to require the grantee or optionee to remit to the Company an amount sufficient to satisfy required income tax withholding.

10.  PAYMENT

     The price of each share purchased pursuant to an option shall be paid in full at the time of each exercise of the option by any combination of the following: (i) in cash; (ii) by delivery of Common Stock with a Fair Market Value equal to the Exercise Price; (iii) by delivery of irrevocable instructions of sale to a broker on terms satisfactory to the Company to pay the Exercise Price; or (iv) by authorizing the Company to withhold Common Stock with a Fair Market Value equal to the Exercise Price. Participants will not be required to pay the Company consideration for grants of restricted stock.

11.  OPTIONS NOT TRANSFERABLE

     Options are not transferable by the optionee except by qualified domestic relation's order or by will or the laws of descent and distribution. During the lifetime of the optionee, options may be exercised only by the optionee or by his or her guardian or legal representative.

12.  SURRENDER OF OPTIONS, RETURN OF RESTRICTED SHARES

     The Committee, in its sole discretion, may permit an optionee voluntarily to surrender for cancellation an option granted under the Plan, such surrender to be conditioned upon the granting to such optionee of a new option under the Plan for the same or a different number of shares as the option surrendered, or may require such voluntary surrender as a condition precedent to the grant of a new option to such optionee. Any such new option shall be exercisable at the price, during the period, and in accordance with any other terms and conditions specified by the Committee at the time the new option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the option surrendered for cancellation. Shares covered by options granted under the Plan and subsequently surrendered for cancellation would again be available for the granting of options or as grants of restricted stock under the Plan. In the event that the conditions for vesting of any option or restricted shares shall fail to occur, any shares subject to such unvested option or restricted shares returned by reason of the failure to vest, would again be available for the granting of options or as grants of restricted stock under the Plan.

13.  ADJUSTMENT OF NUMBER AND PRICE OF SHARES

     The Plan contains provisions with respect to the adjustment of the number, kind and price of shares covered by options or restricted stock agreements, and the number of shares subject to the Plan which are not covered by restricted stock agreements or options as the result of stock dividends, reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation and other corporate changes.

14.  AMENDMENT OR DISCONTINUANCE

     The Board of Directors may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person, without such person's consent, of any rights previously granted pursuant to the Plan.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Under existing federal income tax laws, an employee who receives a stock option or shares of restricted stock under the Plan which are subject to restrictions which create a Substantial Risk of Forfeiture (as defined under Section 83 of the Internal Revenue Code) will not normally realize any income with respect to the stock option or restricted stock, nor will the Company be allowed to take a corresponding deduction for federal income tax purposes, in the year of the grant or award.

     When a non-qualified stock option granted pursuant to the Plan is exercised, the option-holder will realize ordinary income measured by the difference between the aggregate exercise price of the shares of Common Stock underlying the option which is exercised, and the aggregate fair market value of such shares of Common Stock on the exercise date. The Company will be entitled to take a federal income tax deduction equal to the amount the employee is required to treat as ordinary income.

     An employee who receives restricted stock subject to restrictions which create a Substantial Risk of Forfeiture will normally realize taxable income on the date the shares of restricted stock become transferable or are no longer subject to Substantial Risk of Forfeiture. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares become transferable) exceeds their purchase price, if any. An employee may elect within thirty (30) days of any grant, however, to include in income in the year of grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of grant over their purchase price, if any.

     Any income from the restricted stock, i.e., dividends, received by the employee constitutes additional compensation and will be included in the employee's gross income for the year when the income is received, subject to withholding. If any employee makes the above election to include in the year of grant the excess of the fair market value of shares of Common Stock over their purchase price, then any income from the restricted shares during the period of restrictions would be dividend income and not additional compensation.

     Upon accelerated exercisability of options and accelerated lapsing of restrictions on restricted stock in connection with a change in control of the Company, certain amounts associated with such awards could, depending upon the individual circumstances of the participant, constitute "excess parachute payments" under the golden parachute provisions of the Internal Revenue Code. Pursuant to these provisions a participant will be subject to a 20% excise tax on any excess parachute payment and the Company will be denied any deduction with respect to such excess parachute payment. The limit on the Company's deductibility of compensation under Section 162(m) of the Internal Revenue Code is also reduced by the amount of any excess parachute payments. Whether amounts constitute excess parachute payments depends upon, among other things, the value of the awards accelerated and the past compensation of the participant.

                     RESTRICTIONS ON REOFFERS AND RESALES

     This Prospectus will not be available for reoffers or resales of Common Stock acquired by "affiliates" of the Company or any Subsidiary under the Plan. Directors, officers and control persons of the Company may be considered "affiliates" of the Company and, as such, may transfer shares of Common Stock, including shares purchased through the Plan, only in compliance with the registration requirements of the Securities Act of 1933, as amended (the "Act"), or in compliance with an exemption therefrom. Generally, in the absence of registration under the Act, shares of Common Stock held by such persons may be sold pursuant to an available exemption from the registration requirement of the Act such as Rule 144 of the Commission. Grantees and optionees who may be "affiliates" are urged to consult legal counsel prior to any proposed sale of Common Stock. Consistent with the provisions of the Act, the Company may place a restrictive legend on Common Stock issued to such persons and issue stop order instructions to the Company's transfer agent.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission are incorporated by reference in this Prospectus:

     1.   The Company's latest Annual Report on Form 10-K filed pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act");

     2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, as amended, since December 31, 1997; and

     3. The description of the Common Stock contained in the Company's registration statement filed under Section 12 of the Exchange Act, as amended, including all amendments and reports filed for the purpose of updating such description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering contained herein shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.


           STOCKHOLDER REPORTS AND CURRENT SUPPLEMENTS TO PROSPECTUS

     Copies of the Company's Annual Report to Stockholders for its most recent fiscal year will be furnished with this Prospectus. Participants in the Plan who previously received a copy of such Annual Report may obtain an additional copy, without charge, upon written request. Participants will receive copies of all reports, proxy statements and communications distributed to all stockholders of the Company.

     A current supplement to this Prospectus also will be furnished to all participants in the Plan from time to time. The supplement may provide current information about the Committee members, the number of eligible and participating employees and the options granted and outstanding under the Plan. The supplement will be updated as appropriate to provide current information about the Plan. Changes in the information contained in this Prospectus, such as amendments to the Plan and changes in the federal income tax consequences of options, also may be included in the current supplement.

                                    EXPERTS

     The consolidated financial statements of Pitt-Des Moines, Inc., incorporated by reference in Pitt-Des Moines, Inc.'s Form 10-K for the year ended 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL MATTERS

     The legality of the shares of Common Stock issued pursuant to the Plan has been passed upon by Buchanan Ingersoll Professional Corporation, 20th Floor, One Oxford Centre, 301 Grant Street, Pittsburgh, Pennsylvania 15219.


             DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                        FOR SECURITIES ACT LIABILITIES

     Section 1743 of the Pennsylvania Business Corporation Law ("BCL") provides mandatory indemnification for a Representative if he or she succeeds on the merits or otherwise in the defense of any claim or action. The corporation must indemnify him or her to the extent of his or her actual and reasonable expenses (including attorney's fees) in connection with the claim or action.

     Section 1746(a) states that the statutory rights of indemnification shall not be deemed exclusive of any other rights to which a person might be entitled under any bylaw, agreement, or otherwise. However, 1746(b) forbids indemnification to be made in any case where the act or failure to act giving rise to the claim is determined by a court to be willful misconduct or recklessness.

     The BCL, in Section 1747, also authorizes corporation to purchase and maintain insurance on behalf of a Representative whether or not the corporation would have the power to indemnify him or her. Such insurance is declared to be consistent with Pennsylvania's public policy.

     The Corporation's Bylaws provide that the Corporation shall indemnify (including the advancement of expenses) to the full extent authorized or permitted by law any current or former director or officer with respect to his or her acts in that or related capacities.

     The Corporation's Bylaws provide that a director of the Corporation shall not be personally liable for monetary damages for breach of fiduciary duty as a director for any act or failure to act unless such breach or failure to perform constitutes self dealing, willful misconduct or recklessness. This limitation on the personal liability of directors of the Corporation does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law.

     Policies of insurance are maintained by the Corporation under which the directors and officers of the Corporation are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          Pitt-Des Moines, Inc. (the "Corporation") hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below. The Corporation also incorporates by reference, from the date of filing of such documents, all documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold:

          (a)  The latest annual report of the Corporation filed pursuant to
               Section 13(a) or 15(d) under the Exchange Act;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

          (c) The description of the Common Stock, no par value, of the Corporation contained in the Corporation's registration statement filed under Section 12 of the Exchange Act including any amendment or report filed for the purpose of updating such description.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          Pennsylvania statutory law regarding directors and officers insurance and indemnification is embodied in Subchapter D (Sections 1741 through 1750) of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"). Sections 1741 (relating to third party actions) and 1742 (relating to derivative actions) of the BCL provide that, unless otherwise restricted by its bylaws, a business corporation shall have the power to indemnify any person who is made a party to a third-party or derivative action, respectively, by reason that such person is or was a representative of the corporation. The BCL defines representative to mean a director, officer, employee or agent thereof (a "Representative"). The sections further state that the corporation is authorized to indemnify the Representative against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action. However, the Representative must have acted in good faith and with a reasonable belief that his or her actions were in the best interests, or not opposed to the best interests, of the corporation; and with respect to any criminal proceeding, the Representative must have had no reasonable cause to believe his or her conduct was unlawful.

          Section 1743 of the BCL provides mandatory indemnification for a Representative if he or she succeeds on the merits or otherwise in the defense of any claim or action. The corporation must indemnify him or her to the extent of his or her actual and reasonable expenses (including attorney's fees) in connection with the claim or action.

          Section 1746(a) states that the statutory rights of indemnification shall not be deemed exclusive of any other rights to which a person might be entitled under any bylaw, agreement, or otherwise. However, 1746(b) forbids indemnification to be made in any case where the act or failure to act giving rise to the claim is determined by a court to be willful misconduct or recklessness. A corporation may not provide indemnification in the case of willful misconduct or recklessness.

          The BCL, in Section 1747, also authorizes corporation to purchase and maintain insurance on behalf of a Representative whether or not the corporation would have the power to indemnify him or her. Such insurance is declared to be consistent with Pennsylvania's public policy.

          The Corporation's Bylaws provide that the Corporation shall indemnify (including the advancement of expenses) to the full extent authorized or permitted by law any current or former director or officer with respect to his or her acts in that or related capacities.

          The Corporation's Bylaws provide that a director of the Corporation shall not be personally liable for monetary damages for breach of fiduciary duty as a director for any act or failure to act unless such breach or failure to perform constitutes self dealing, willful misconduct or recklessness. This limitation on the personal liability of directors of the Corporation does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law.

          Policies of insurance are maintained by the Corporation under which the directors and officers of the Corporation are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 7.   Exemption From Registration Claimed

          Not applicable.

Item 8.   Exhibits

          5.1 Opinion of Buchanan Ingersoll Professional Corporation as to the legality of the Common Stock issued pursuant to the Plan (filed herewith)

          23.1 Consent of Independent Auditors, Ernst & Young LLP (filed herewith)

          23.2 Consent of Buchanan Ingersoll Professional Corporation (contained in their opinion filed as Exhibit 5.1 hereto)

          24.1 Powers of Attorney (filed herewith on the signature page)

Item 9.   Undertakings

          The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. That, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
               Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, Texas on December 14, 1998.

                                                      PITT-DES MOINES, INC.



   December 14, 1998                                  By: /s/ Wm. W. McKee
                                                         -----------------------
                                                            Wm. W. McKee
                                                            President
                                                         Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Wm. W. McKee, R. A. Byers and P. O. Elbert, each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicted.

  SIGNATURES                      TITLE                     DATE

PRINCIPAL EXECUTIVE OFFICER AND DIRECTOR:


      /s/ Wm. W. McKee            President, Chief          November 24, 1998
-----------------------------     Executive Officer and
          Wm. W. McKee            Director


PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:



      /s/ R. A. Byers             Chief Financial Officer   November 24, 1998
-----------------------------     and Chief Accounting
          R. A. Byers             Officer

  SIGNATURES                      TITLE                     DATE

OTHER DIRECTORS:


      /s/ J. C. Bates             Director                  November 24, 1998
-----------------------------
          J. C. Bates



      /s/ V. G. Beghini           Director                  November 24, 1998
-----------------------------
          V. G. Beghini



      /s/ R. W. Dean              Director                  November 24, 1998
-----------------------------
          R. W. Dean



      /s/ P. O. Elbert            Director                  November 24, 1998
-----------------------------
          P. O. Elbert



      /s/ W. R. Jackson           Director                  November 30, 1998
-----------------------------
          W. R. Jackson



      /s/ W. R. Jackson, Jr.      Director                  November 30, 1998
-----------------------------
          W. R. Jackson, Jr.



      /s/ W. E. Lewellen          Director                  November 28, 1998
-----------------------------
          W. E. Lewellen



      /s/ A. J. Paddock           Director                  November 30, 1998
-----------------------------
          A. J. Paddock



      /s/ J. W. Robinson          Director                  November 24, 1998
-----------------------------
          J. W. Robinson



      /s/ P. J. Townsend          Director                  December 2, 1998
-----------------------------
          P. J. Townsend

                                 Exhibit Index


  5.1 Opinion of Buchanan Ingersoll Professional Corporation as to the legality of the Common Stock issued pursuant to the Plan (filed herewith)

 23.1     Consent of Independent Auditors, Ernst & Young LLP (filed herewith)

 23.2 Consent of Buchanan Ingersoll Professional Corporation (contained in their opinion filed as Exhibit 5.1 hereto)

 24.1     Powers of Attorney (filed herewith on the signature page)